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                                                                  EXHIBIT 23.2
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated February 21, 1997 except as to Note 15 for which the date is March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pegasus Communications Corporation. We also consent to the reference to our firm under the caption "Experts" and "Selected Historical and Pro Forma Consolidated Financial Information."


/s/ Coopers & Lybrand, L.L.P.
--------------------------------
Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 18, 1997



                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the inclusion in this registration statement on Form S-1 of our report dated March 8, 1996 on our audits of the financial statements of WTLH, Inc.


/s/ Coopers & Lybrand, L.L.P.
-------------------------------
Coopers & Lybrand L.L.P.



Jacksonville, Florida
March 18, 1997




                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph regarding the restatement of depreciation expense, dated August 9, 1996 except as to Note 10 for which the date is August 29, 1996, on our audits of the financial statements of Dom's Tele-Cable, Inc.


/s/ Coopers & Lybrand L.L.P.
---------------------------------
Coopers & Lybrand L.L.P.



San Juan, Puerto Rico
March 18, 1997